Exhibit 23

                    Consent of Independent Public Accountants
                    -----------------------------------------

        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 12, 1998, included in or incorporated by reference into Thermo Voltek Corp.'s Annual Report on Form 10-K for the year ended January 3, 1998, into the Company's previously filed Registration Statements as follows:
    Registration Statement No. 33-74484 on Form S-3, Registration Statement No. 33-52802 on Form S-8, Registration Statement No. 33-71780 on Form S-8, Registration Statement No. 33-70646 on Form S-8, Registration Statement No. 33-71782 on Form S-8, Registration Statement No. 33-71784 on Form S-8, Registration Statement No. 33-85954 on Form S-8, Registration Statement No. 033-65277 on Form S-8, and Registration Statement No. 333-8835 on Form S-8.



                                                 Arthur Andersen LLP



    Boston, Massachusetts
    March 13, 1998